Exhibit 99.1

CONTACTS:	John Milligan
(650) 522-5756

Susan Hubbard
(650) 522-5715

For Immediate Release

GILEAD SCIENCES ANNOUNCES FIRST QUARTER 2007 FINANCIAL RESULTS

- Record Total Revenues of $1.03 Billion, Up 48 Percent over First Quarter 2006 -

- Record Product Sales of $840.2 Million, Up 50 Percent over First Quarter 2006 -

- First Quarter EPS of $0.85 per Share—

- First Quarter Non-GAAP EPS of $0.93 per Share,

Excluding Stock-based Compensation Expense -

Foster City, CA, April 18, 2007—Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the quarter ended March 31, 2007. Total revenues for the first quarter of 2007 were $1.03 billion, up 48 percent compared to total revenues of $692.9 million for the first quarter of 2006. Net income for the first quarter of 2007 was $407.4 million, or $0.85 per diluted share, which included after-tax stock-based compensation expense of $40.2 million. Excluding after-tax stock-based compensation expense, non-GAAP net income for the first quarter of 2007 was $447.6 million, or $0.93 per diluted share, compared to non-GAAP net income of $286.2 million, or $0.59 per diluted share, for the first quarter of 2006.

Product Sales

Product sales were a record $840.2 million for the first quarter of 2007, compared to $559.4 million in the first quarter of 2006, a 50 percent increase. This growth was driven primarily by Gilead’s HIV product franchise, including the strong uptake of Atripla™ (efavirenz 600 mg/ emtricitabine 200 mg/ tenofovir disoproxil fumarate 300 mg) following its launch in July 2006 in the United States as well as strong growth of Truvada® (emtricitabine and tenofovir disoproxil fumarate) in Europe. Hepsera® (adefovir dipivoxil) and AmBisome® (amphotericin B) liposome for injection also experienced solid sales growth compared to the same quarter last year.

HIV Franchise

HIV product sales were $705.1 million in the first quarter of 2007, a 56 percent increase from $450.7 million for the same period in 2006.

•	Truvada

Truvada sales were $345.9 million for the first quarter of 2007, an increase of 39 percent from $248.9 million in the first quarter of 2006. Truvada sales accounted for approximately 49 percent of total HIV product sales and approximately 41 percent of Gilead’s total product sales in the first quarter of 2007.

•	Atripla

Atripla sales were $190.2 million in the first quarter of 2007, a sequential increase of 38 percent from $137.4 million in the fourth quarter of 2006. Sales of Atripla commenced in the United States in the third quarter of 2006.

•	Viread

Sales of Viread® (tenofovir disoproxil fumarate) were $160.7 million in the first quarter of 2007, a 16 percent decrease from $191.8 million in the first quarter of 2006.

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April 18, 2007	Page 2

•	Emtriva

Emtriva® (emtricitabine) sales were $8.3 million for the first quarter of 2007, a decrease of 16 percent from $10.0 million in the first quarter of 2006.

Hepsera for Chronic Hepatitis B

Hepsera sales totaled $71.3 million for the first quarter of 2007, a 35 percent increase from $52.7 million in the first quarter of 2006.

AmBisome for Severe Fungal Infections

Sales of AmBisome for the first quarter of 2007 were $61.5 million, an increase of 14 percent from $53.8 million for the first quarter of 2006, primarily driven by sales volume growth across major European territories, as well as a favorable foreign currency exchange impact.

Royalty, Contract and Other Revenues

For the first quarter of 2007, royalty, contract and other revenues resulting primarily from collaborations with corporate partners totaled $188.2 million, an increase of $54.7 million from the first quarter of 2006. The increase in the first quarter of 2007 was driven primarily by the recognition of Tamiflu® (oseltamivir phosphate) royalties from F. Hoffmann-La Roche Ltd (Roche) of $167.9 million compared to Tamiflu royalties of $115.3 million recognized in the first quarter of 2006. This increase was due to the significantly higher Tamiflu sales recorded by Roche during the fourth quarter of 2006 compared to the same period in 2005.

“As Gilead enters its twentieth year, our business has never been stronger than today,” said John F. Milligan, PhD, Chief Operating Officer and Chief Financial Officer (CFO) of Gilead. “We are very pleased with the solid results, including revenues of over $1 billion, driven by the continued strong uptake of Atripla, robust worldwide sales of Truvada and strong performance of our other products, as well as continued expense management. As we prepare for future new product launches and advance key pipeline programs, we recognize that our operating expenses will need to grow to support these efforts. We remain dedicated to managing our expense growth in order to maintain robust operating cash flow.”

Research and Development

Research and development (R&D) expenses in the first quarter of 2007 were $130.1 million compared to $88.4 million for the same quarter in 2006. Non-GAAP R&D expenses, which exclude stock-based compensation expense, for the first quarter of 2007 were $109.0 million, compared to $76.5 million for the same quarter in 2006. Non-GAAP R&D expenses for the first quarter of 2007 were higher primarily from increased compensation and benefits related to higher headcount, and increased contract service and clinical study expenses relating to clinical, product development and research activities in our HIV, hepatitis, respiratory and cardiopulmonary programs.

Selling, General and Administrative

Selling, general and administrative (SG&A) expenses in the first quarter of 2007 were $166.6 million compared to $142.5 million for the same quarter in 2006. SG&A expenses in the first quarter of 2006 included the write-off of certain capital assets related to renovations at our corporate headquarters. Non-GAAP SG&A expenses, which exclude stock-based compensation expense, for the first quarter of 2007 were $132.9 million, compared to $128.0 million for the same quarter in 2006. Non-GAAP SG&A expenses for the first quarter of 2007 were higher primarily from increased compensation and benefits related to higher headcount.

Cash, Cash Equivalents and Marketable Securities

As of March 31, 2007, Gilead had cash, cash equivalents and marketable securities of $1.86 billion compared to $1.39 billion as of December 31, 2006. The increase in cash, cash equivalents and marketable securities was primarily attributable to $490.5 million of operating cash flows generated during the quarter, partially offset by our repayment of the remaining principal under our term loan of $99.0 million.

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April 18, 2007	Page 3

Corporate Highlights

In January 2007, Gilead announced that Carla A. Hills was appointed to the company’s Board of Directors, increasing the number of directors to 10. Mrs. Hills is the Chair and Chief Executive Officer (CEO) of Hills & Company, International Consultants, a firm providing advice to U.S. businesses on investment, trade and risk assessment issues abroad, particularly in emerging markets. From 1989 to 1993, she served as U.S. Trade Representative, and was the principal advisor on international trade to President George H. W. Bush. Mrs. Hills was a Cabinet member under President Gerald R. Ford as well, serving as Secretary of the Department of Housing and Urban Development. She also served as Assistant Attorney General, Civil Division, U.S. Department of Defense.

In March 2007, Gilead announced the appointment of Norbert W. Bischofberger, PhD to the position of Executive Vice President, Research and Development and Chief Scientific Officer, and John F. Milligan, PhD to the position of Chief Operating Officer, with continued responsibilities as CFO until a new CFO is identified.

Product and Pipeline Highlights

“We are pleased with the significant progress seen in our pipeline products during the first quarter,” said John C. Martin, PhD, President and CEO of Gilead. “We presented positive data from the Phase II study of elvitegravir, our novel HIV integrase inhibitor also known as GS 9137, and based on these results, we are currently in discussions with the U.S. Food and Drug Administration (FDA) about the Phase III registrational program for this compound. In addition, the FDA granted a priority review for the New Drug Application (NDA) for ambrisentan for pulmonary arterial hypertension (PAH). Our commercial efforts are ramping up to expeditiously bring this product to market, and pending FDA approval, to provide patients with PAH a new, once-daily treatment option.”

HIV/AIDS Franchise

In February 2007, Gilead announced the completion of a 24-week Phase II dose-ranging trial of GS 9137 (elvitegravir) and stated that the clinical study met its primary endpoint of non-inferiority in viral load reduction in HIV-positive patients. In early March, data from this study were presented at the 14th Conference on Retroviruses and Opportunistic Infections by Andrew Zolopa, M.D., Associate Professor, Stanford School of Medicine.

Hepatitis Franchise

In February 2007, Gilead and Achillion Pharmaceuticals, Inc. (Achillion) announced results from a Phase Ib/II trial evaluating GS 9132 (also known as ACH-806), a novel NS4A antagonist, in patients infected with hepatitis C virus. Preliminary data demonstrated positive antiviral activity of GS 9132, but an unsuitable safety profile led to the discontinuation of the clinical program. The two companies will continue to explore other NS4A antagonists discovered by Achillion with Gilead taking the lead on future preclinical and clinical development work once an appropriate candidate is identified.

Respiratory and Cardiopulmonary Franchise

In February 2007, Gilead announced that the FDA accepted for filing and granted priority review to the company’s NDA seeking marketing approval of ambrisentan (5 mg and 10 mg) for a once-daily treatment of PAH. The FDA has established a target review date, under the Prescription Drug User Fee Act, of June 18, 2007.

In March 2007, Gilead announced that GlaxoSmithKline’s Marketing Authorisation Application for ambrisentan for the treatment of PAH was validated by the European Medicines Agency following a review by the Committee for Medicinal Products for Human Use.

Conference Call

At 4:30 p.m. Eastern Time today, Gilead will host a conference call with a simultaneous webcast to discuss the results of its first quarter of 2007. During this call/webcast, Gilead’s management will be discussing the company’s first quarter 2007 results and providing a general business update. The webcast will be available live via the internet by accessing Gilead’s website at www.gilead.com. To access the webcast, please connect to the company’s website at least 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call 1-866-510-0712 (U.S.) or 1-617-597-5380 (international) and dial the participant passcode 30443590 to access the call.

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April 18, 2007	Page 4

A replay of the webcast will be archived on the company’s website for one year, and a phone replay will be available approximately two hours following the call through April 21, 2007. To access the phone replay, please call 1-888-286-8010 (U.S.) or 1-617-801-6888 (international) and dial the participant passcode 71136594.

About Gilead

Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company’s mission is to advance the care of patients suffering from life-threatening diseases worldwide. Headquartered in Foster City, California, Gilead has operations in North America, Europe and Australia.

Non-GAAP Financial Information

Non-GAAP net income, net income per diluted share, R&D expenses and SG&A expenses are presented excluding the impact of stock-based compensation expense. Management believes this non-GAAP information is useful for investors, taken in conjunction with Gilead’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under GAAP.

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially. These risks and uncertainties include: our ability to sustain the uptake and revenues for our HIV franchise, Hepsera and AmBisome, unpredictable variability of Tamiflu royalties and the strong relationship between this revenue and global pandemic planning and supply, our ability to receive regulatory approvals, in a timely manner or at all, for new and current products, including Truvada, Atripla and ambrisentan; our ability to successfully develop our respiratory and cardiopulmonary franchise; future clinical studies of GS 9137 may not warrant further development of this compound and initiating and completing clinical trials may take longer or cost more than expected; our ability to identify a lead candidate for development with Achillion for the treatment of HCV infection, and other risks identified from time to time in Gilead’s reports filed with the U.S. Securities and Exchange Commission. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking.

Gilead directs readers to its Annual Report on Form 10-K for the year ended December 31, 2006, and its subsequent current reports on Form 8-K. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.

# # #

Viread, Emtriva, Truvada, AmBisome and Hepsera are registered trademarks of Gilead Sciences, Inc.

Atripla is a trademark of Bristol-Myers Squibb & Gilead Sciences, LLC.

Tamiflu is a registered trademark of F. Hoffmann-La Roche Ltd.

For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

GILEAD SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share amounts)

	Three months ended March 31,
	2007	2006
Revenues:
Product sales	$840,225	$559,353
Royalty, contract and other revenues	188,205	133,525

Total revenues	1,028,430	692,878

Costs and expenses:
Cost of goods sold (1)	171,638	90,357
Research and development (1)	130,090	88,400
Selling, general and administrative (1)	166,558	142,469

Total costs and expenses	468,286	321,226

Income from operations	560,144	371,652

Interest and other income, net	23,104	28,525
Interest expense	(4,547)	(3,724)
Minority interest in joint venture	2,153	994

Income before provision for income taxes	580,854	397,447
Provision for income taxes (1)	173,447	134,743

Net income	$407,407	$262,704

Net income per share - basic	$0.88	$0.57

Net income per share - diluted	$0.85	$0.55

Shares used in per share calculation - basic	463,470	461,425

Shares used in per share calculation - diluted	481,358	481,802

Notes:
(1)	The following is the stock-based compensation expense included in the respective captions of the condensed consolidated statements of income above:

	Three months ended March 31,
	2007	2006
Stock-based compensation expense:
Cost of goods sold	$2,530	$3,187
Research and development expenses	21,108	11,949
Selling, general and administrative expenses	33,656	14,496
Income tax effect	(17,108)	(6,129)

Total stock-based compensation expense, net of tax	$40,186	$23,503

GILEAD SCIENCES, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(unaudited)

(in thousands, except per share amounts)

Below is a reconciliation of Gilead's GAAP net income and diluted per share amounts as reported in the attached press release. Non-GAAP net income and net income per diluted share are presented excluding the impact of after-tax stock-based compensation expense. Management believes this non-GAAP information is useful for investors, taken in conjunction with Gilead’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the company’s operating results as reported under GAAP.

	Three months ended March 31,
	2007	2006
Net income (GAAP)	$407,407	$262,704
Stock-based compensation expense, net of tax	40,186	23,503

Net income (Non-GAAP)	$447,593	$286,207

Shares used in per share calculation - diluted (GAAP)	481,358	481,802
Dilutive securities	960	985

Shares used in per share calculation - diluted (Non-GAAP)	482,318	482,787

Net income per share - diluted (GAAP)	$0.85	$0.55

Net income per share - diluted (Non-GAAP)	$0.93	$0.59

GILEAD SCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2007	December 31, 2006
	(unaudited)	(Note 1)
Cash, cash equivalents and marketable securities	$1,860,458	$1,389,566
Other current assets	1,514,823	1,492,355
Property, plant and equipment, net	377,067	361,299
Other noncurrent assets	863,031	842,761

Total assets	$4,615,379	$4,085,981

Current liabilities	$710,486	$764,276
Long-term liabilities and minority interest	1,522,214	1,505,987
Stockholders' equity	2,382,679	1,815,718

Total liabilities and stockholders' equity	$4,615,379	$4,085,981

Note:

(1)	Derived from audited consolidated financial statements at that date.

GILEAD SCIENCES, INC.

PRODUCT SALES SUMMARY

(unaudited)

(in thousands)

	Three months ended March 31,
	2007	2006
HIV products:
Truvada – U.S.	$186,788	$179,790
Truvada – Europe	145,207	65,298
Truvada – Other International	13,943	3,858

	345,938	248,946

Atripla – U.S.	189,810	—
Atripla – Europe	—	—
Atripla – Other International	373	—

	190,183	—

Viread – U.S.	67,556	75,842
Viread – Europe	71,914	87,720
Viread – Other International	21,208	28,213

	160,678	191,775

Emtriva – U.S.	3,455	4,006
Emtriva – Europe	3,874	5,338
Emtriva – Other International	994	618

	8,323	9,962

Total HIV products – U.S.	447,609	259,638
Total HIV products – Europe	220,995	158,356
Total HIV products – Other International	36,518	32,689

	705,122	450,683

Hepsera – U.S.	29,769	22,388
Hepsera – Europe	33,290	25,140
Hepsera – Other International	8,285	5,127

	71,344	52,655

AmBisome	61,502	53,800
Other products	2,257	2,215

Total product sales	$840,225	$559,353